
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                   FORM S-8

                           REGISTRATION STATEMENT
                                 Under the
                           Securities Act of 1933

                               AIRSENSORS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                 91-1039211
    State or Other Jurisdiction           (IRS Employer Identification No.)
   (Incorporation or Organization)

                             16804 Gridley Place                90703
                             Cerritos, California              Zip Code
                  (Address of Principal Executive Offices)

                     IMPCO Investment and Tax Savings Plan
                           (Full title of the Plan)

                              Thomas M. Costales
                             16804 Gridley Place
                          Cerritos, California 90703
                   (Name and Address of Agent For Service)

                                (310) 860-6666
        (Telephone Number, Including Area Code, of Agent For Service)

                      Copies of all Communications to:

                               William G. Pusch
                             Davis Wright Tremaine
                              2600 Century Square
                              1501 Fourth Avenue
                           Seattle, Washington  98101
                                (206) 628-7744

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                       CALCULATION OF REGISTRATION FEE

===========================================================================
                                    Proposed       Proposed
   Title of                         Maximum        Maximum
  Securities         Amount         Offering      Aggregate     Amount of
     to be            to be          Price         Offering    Registration
Registered (1)     Registered     Per Share (2)     Price          Fee
- ---------------------------------------------------------------------------
Common Stock       24,000         $11 7/8         $285,000     $100.00
===========================================================================


     (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     (2) Estimated solely for the purpose of calculating the registration fee with respect to 24,000 shares being registered on the basis of the closing price quoted on NASDAQ on September 19, 1995.


                                   PART II

            INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference in this registration statement:

         (a)  The registrant's latest annual report and the IMPCO
              Investment and Tax Savings Plan s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the documents referred to in (a) above;

         (c) The description of the registrant's common stock contained in its registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

         (d) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or deregisters all securities then remaining unsold.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their

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conduct was unlawful.  A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     Article IX of the Registrant's By-laws requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the Registrant's By-laws provide a right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the Registrant or that, being or having been such a director or officer or an employee of the Registrant, such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The Registrant's By-laws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its employees or agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b) (7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 11 of the Registrant's Certificate of Incorporation provides that to the full extent that the Delaware General Corporation Law, as it now exists or may hereafter be amended, permits the litigation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of duty as a director. Any amendment or repeal of such
Article 11 will not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The affirmative vote of 80% of the voting stock of the Registrant is required to amend or repeal, or to adopt any provision inconsistent with, such Article 11. The Delaware General Corporation Law and the Registrant's Certificate of Incorporation may have no effect on claims arising under the federal securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

          5.1 The undersigned registrant has submitted the IMPCO Investment and Tax Savings Plan and all amendments thereto to the Internal Revenue Service ("IRS"), will submit all future amendments thereto to the IRS, and has made, and will in the future make, all changes required by the IRS in order to qualify the Plan.

         23.2  Consent of Ernst & Young

ITEM 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)   To include any prospectus required by Section 10(a)
(3) to the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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     (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 or Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision or arrangement existing whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities under the Securities Act of 1933, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cerritos, State of California, on September 14, 1995.

                                          AIRSENSORS, INC.

                                          By /s/ Robert M. Stemmler
                                             -------------------------
                                             Its President

                              POWER OF ATTORNEY

     By signing below, the following persons also constitute and appoint Robert M. Stemmler or Dale L. Rasmusssen as their true and lawful attorneys-in-fact with full power and authority to sign pre-effective and post-effective amendments to this registration statement and all other documents relating to this registration statement in their stead as the following persons could do in their capacities listed below if personally present; the following persons hereby ratify and confirm all that each of Robert M. Stemmler and Dale L. Rasmussen shall lawfully do by virtue of this appointment.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                   Title                   Date

/s/ Robert M. Stemmler      President and           September 14, 1995
- -----------------------     Chief Executive
Robert M. Stemmler          Officer and
                            Director (Principal
                            Executive Officer)

/s/ Thomas M. Costales      Treasurer and           September 14, 1995
- -----------------------     Chief Financial
Thomas M. Costales          Officer (Principal
                            Financial Officer)

/s/ Rawley F. Taplett       Chairman of the         September 14, 1995
- -----------------------     Board of Directors
Rawley F. Taplett           and Director

/s/ Edwin S. Schneebeck     Director                September 14, 1995
- -----------------------
Edwin S. Schneebeck

/s/ Douglas W. Toms         Director                September 14, 1995
- -----------------------
Douglas W. Toms

/s/ Peter B. Bensinger      Director                September 14, 1995
- -----------------------
Peter B. Bensinger

/s/ Don Simplot             Director                September 14, 1995
- -----------------------
Don Simplot

                            Director                September 14, 1995
- -----------------------
V. Robert Colton

/s/ Norman L. Bryan         Director                September 14, 1995
- -----------------------
Norman L. Bryan

/s/ Cary M. Wong            Controller              September 14, 1995
- -----------------------
Cary M. Wong

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

                                                             EXHIBIT 23.2

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the IMPCO Investment and Tax Savings Plan of our report dated June 18, 1995, with respect to the consolidated financial statements and schedule of AirSensors, Inc. included in its Annual Report
(Form 10-K), as amended, for the year ended April 30, 1995, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP


Los Angeles, California
September 21, 1995